Exhibit 99.1

VIVENDI AND ACTIVISION TO CREATE ACTIVISION BLIZZARD – World’s Largest, Most Profitable
Pure-Play Video Game Publisher

Combination Brings Activision’s Best-Selling Video Games, Including Guitar Hero®, Call of Duty®, and

Tony Hawk, Together With Vivendi Games’ Portfolio of Leading Franchises, Including Crash BandicootTM

and SpyroTM, and Blizzard Entertainment’s® StarCraft®, Diablo® and Global #1 Subscription-Based

World Of Warcraft®

Vivendi to Contribute Vivendi Games Valued at $8.1 Billion, Plus $1.7 Billion in Cash

in Exchange for Approximately 52% Stake in Activision Blizzard at Closing;

Total Transaction Valued at $18.9 Billion

Activision Blizzard Will Commence Post-Closing Cash Tender Offer for Up to 146.5 Million

of its Shares at $27.50 per Share, Representing 31% Premium for Activision Stockholders

Based on 20-Trading Day Average

Transaction Will Unlock Value of Blizzard Entertainment’s Massively Multiplayer Online Games Business
and Will Be Accretive to Stockholders of Activision and Vivendi

December 2, 2007 (Santa Monica, Calif. and Paris, France) – Activision, Inc. (NASDAQ: ATVI) and Vivendi (Euronext Paris: VIV) today announced that they have signed a definitive agreement to combine Vivendi Games, Vivendi’s interactive entertainment business – which includes Blizzard Entertainment’s® World of Warcraft®, the world’s #1 multi-player online role-playing game franchise – with Activision, creating the world’s largest pure-play online and console game publisher. The new company, Activision Blizzard, is expected to have approximately $3.8 billion in pro forma combined calendar 2007 revenues and the highest operating margins of any major third-party video game publisher. On closing of the transaction, Activision will be renamed Activision Blizzard and will continue to operate as a public company traded on NASDAQ under the ticker ATVI.

Activision, one of the world’s leading independent publishers of interactive entertainment, is best known for its top- selling franchises, including Guitar Hero®, Call of Duty® and the Tony Hawk series, as well as Spider-Man™, X-Men™, Shrek®, James Bond™ and TRANSFORMERS™. Blizzard Entertainment, a division of Vivendi Games, has projected calendar 2007 revenues of $1.1 billion, operating margins of over 40% and approximately $520 million of operating profit. Blizzard owns the #1 multi-player online role-playing game franchise, World of Warcraft, which currently has over 9.3 million subscribers worldwide. Blizzard’s World of Warcraft, Warcraft®, StarCraft® and Diablo® games account for four of the top-five best-selling PC game titles of all time. Vivendi Games also owns popular franchises, including Crash Bandicoot™ and Spyro™. Pro forma for calendar 2007, Activision Blizzard expects to generate approximately 70% of its revenues from owned franchises. As a result of the business combination, Activision Blizzard expects to have the most diversified and broadest portfolio of interactive entertainment assets in its industry, positioning the combined company to capitalize on the continued worldwide growth in interactive entertainment.

Jean-Bernard Lévy, Chairman of the Management Board and Chief Executive Officer of Vivendi stated: “This alliance is a major strategic step for Vivendi and is another illustration of our drive to extend our presence in the entertainment sector. By combining Vivendi’s games business with Activision, we are creating a worldwide leader in a high-growth industry. We are excited about the opportunities for Activision Blizzard as a broader entertainment software platform. We believe this transaction will create significant value for Activision Blizzard and Vivendi stockholders. In Activision, we have found a partner with a highly complementary business and strong operating team. Bobby Kotick and Brian Kelly are industry pioneers, well known for creating shareholder value. The combined strength of the existing management teams at both companies will set the stage for further profitable growth of Activision Blizzard. We look forward to being an active and supportive majority stockholder in a company that is poised to lead the worldwide interactive entertainment industry in the years ahead.”

René Penisson, Member of the Management Board of Vivendi and current Chairman of Vivendi Games, added: “We are very confident that by combining forces, Activision Blizzard will set the highest standards in quality, reputation and profitability, and will bring together the best creative teams in the industry. The combination of this unique product portfolio with highly professional employees gives us great confidence in the growth prospects for Activision Blizzard.”

Said Robert Kotick, Activision’s Chairman and Chief Executive Officer: “This is an outstanding transaction for Activision and our stockholders, as well as a pivotal event in the continuing transformation of the interactive entertainment industry. By combining leaders in mass-market entertainment and subscription-based online games, Activision Blizzard will be the only publisher with leading market positions across all categories of the rapidly growing interactive entertainment software industry and reach the broadest possible audiences. By joining forces with Vivendi Games, we will become the immediate leader in the highly profitable online games business and gain a large footprint in the rapidly growing Asian markets, including China and Korea, while maintaining our leading operating performance across North America and Europe. Activision stockholders will benefit from significantly increased earnings power and the recurring nature and predictability of subscription-based revenues, while also having the opportunity, if they choose, to receive $27.50 per share for a portion of their shares in the post-closing tender offer.”

Kotick continued: “Vivendi Games provides Activision with unique strategic and financial benefits and will allow us to leverage our franchises into emerging online opportunities as Blizzard has done so successfully. Activision has been very focused on margin expansion, and this transaction will meaningfully increase our overall operating margins as we expand our franchises online and in new geographies. Diversifying our revenue base among subscription-based online, console and PC formats, as well as wireless and casual emerging opportunities, gives us the broadest platform to capitalize on industry growth. With Blizzard’s successful franchises, such as World of Warcraft, StarCraft and an exciting pipeline of yet-to-be announced titles, Vivendi Games’ and Blizzard’s management team will join with Activision’s strong and experienced leaders to become an even more powerful force for innovation in online and offline interactive entertainment across a wide range of platforms. This transaction also provides a unique relationship with Universal Music Group — the world’s largest music company — which will benefit Guitar Hero and further extend our sizable leadership position in music-based games.”

Mike Morhaime, President and Chief Executive Officer of Blizzard, added: “Blizzard’s industry-leading PC games business, with a track record of nine consecutive bestsellers and a global subscriber base of more than 9.3 million World of Warcraft players, is an exceptional fit for Activision’s highly profitable console games business. From our interactions with the Activision team, it is clear we have much in common in terms of our approaches to game development and publishing. Above all, we are looking forward to continue creating great games for Blizzard gamers around the world, and we believe this new partnership will help us to do that even better than before.”

Structure & Terms of Transaction

Under the terms of the agreement, Vivendi Games will be merged with a wholly owned subsidiary of Activision. In the merger, shares of Vivendi Games will be converted into 295.3 million new shares of Activision common stock. Based on the transaction price of $27.50 per share of Activision common stock, this implies a value of approximately $8.1 billion for Vivendi Games. Concurrently with the merger, Vivendi will purchase 62.9 million newly issued shares of Activision common stock at a price of $27.50 per share — a premium of 31% to Activision’s average closing price over the past 20 trading days — for a total of $1.7 billion in cash. As a result of these transactions, Vivendi will own an approximate 52% ownership stake in Activision Blizzard on a fully diluted basis.

Within five business days after closing the transaction, Activision Blizzard will launch a $4 billion all-cash tender offer to purchase up to 146.5 million Activision Blizzard common shares at $27.50 per share. The tender offer will be funded by Activision Blizzard’s cash on hand at closing, including the $1.7 billion in cash received from the Vivendi share purchase. In addition, Vivendi has agreed to acquire from Activision Blizzard additional newly issued shares for up to an additional $700 million of Activision common stock at $27.50 per share, the proceeds of which would also be used to fund the tender offer. Any remaining funds required to complete the tender offer will be borrowed by Activision Blizzard from Vivendi or third-party lenders. If the tender offer is fully subscribed, Vivendi will own an approximate 68% ownership stake in Activision Blizzard on a fully diluted basis.

The transaction is expected to be immediately accretive in its first year post-closing for Activision’s stockholders and slightly accretive for Vivendi’s stockholders. Activision Blizzard is targeting pro forma operating income of $1.1 billion and pro forma earnings per share (EPS) in excess of $1.20 in calendar year 2009. The transaction is expected to be at least $0.20 accretive to Activision stockholders in calendar year 2009.

Governance

Activision Blizzard’s board of directors will be comprised of eleven members: six directors designated by Vivendi, two Activision management directors and three independent directors who currently serve on Activision’s board of directors. René Penisson, currently a member of the Management Board of Vivendi and Chairman of Vivendi Games, will serve as Chairman of Activision Blizzard. Brian Kelly, currently Co-Chairman of Activision, will serve as Co-Chairman of Activision Blizzard. The three independent directors will be Richard Sarnoff, Robert J. Corti and Robert Morgado. Other Activision Blizzard directors will be Robert Kotick (President and Chief Executive Officer of Activision Blizzard), Bruce Hack (Vice-Chairman and Chief Corporate Officer of Activision Blizzard), Jean-Bernard Lévy (Chairman of the Management Board and Chief Executive Officer of Vivendi), Doug Morris (Chairman and Chief Executive Officer of the Universal Music Group), Philippe Capron (Member of the Management Board and Chief Financial Officer of Vivendi), and Frédéric Crépin (Senior Vice President, Head of Legal, Vivendi).

Management

Following the completion of the transaction, Robert Kotick will be President and Chief Executive Officer of Activision Blizzard. Bruce Hack, current Chief Executive Officer of Vivendi Games, will serve as Vice-Chairman and Chief Corporate Officer of Activision Blizzard, accountable for leading the merger integration and the finance, human resources and legal functions. Mike Griffith will serve as President and Chief Executive Officer of Activision Publishing, which after closing will include the Sierra Entertainment, Sierra Online and Vivendi Games Mobile divisions in addition to the Activision business. Mike Morhaime will continue to serve as President and Chief Executive Officer of Blizzard Entertainment. Thomas Tippl, currently Chief Financial Officer of Activision, will be appointed Chief Financial Officer of Activision Blizzard and Jean-François Grollemund, currently Chief Financial Officer of Vivendi Games, will be appointed Chief Accounting Officer of Activision Blizzard.

Conditions to Closing

The transaction has been approved by the boards of directors of Vivendi, Vivendi Games and Activision. The transaction is subject to the approval of Activision’s stockholders and the satisfaction of customary closing conditions and regulatory approvals, including expiration of applicable waiting periods and receipt of applicable approvals under the Hart-Scott-Rodino Antitrust Improvements Act and European Union merger control regulations. Pending regulatory and stockholder approval, the companies expect the transaction to be completed in the first half of calendar year 2008.

Financial and Legal Advisors

Activision’s financial advisor on the transaction is Allen & Company LLC and its legal counsel is Skadden, Arps, Slate, Meagher & Flom LLP. Vivendi’s financial advisor is Goldman, Sachs & Co. and Gibson, Dunn & Crutcher LLP is acting as legal counsel to Vivendi.

Conference Call and Webcast Information

The management of both companies will host a joint conference call and live webcast on Monday, December 3, 2007 at 8:30 a.m. ET, 2:30 p.m. Paris time, 1:30 p.m. London time to discuss this announcement. The companies welcome all members of the investment community to listen to the call live by dialing into (888) 765-5554 in the U.S. or (913) 312-1235 outside the U.S. The live webcast of the call can be accessed at www.vivendi.com and www.activision.com.

For those unable to listen to the live conference call, an audio replay of the call will be available through December 17, 2007, approximately two hours after the call’s conclusion and can be accessed by calling (888) 203-1112 in the U.S. or (719) 457-0820 outside the U.S. and entering the pass-code: 5648597. In addition, a webcast replay also will be archived on the Investor Relations section of each company’s website.

Activision Broadcast Media Center

Broadcast quality video and web-streaming video is available in PAL and NTSC formats on Activision’s Broadcast Media Center at http://activision.pondserver.com. Pathfire users can download video to their Digital Media Gateway by choosing the Pathfire Enabled file. All video is free of charge and its use is unrestricted.

About Vivendi

Vivendi is a global leader in digital entertainment with activities in music, TV, cinema, mobile, internet, and games through its ownership of Universal Music Group, Canal+ Group, SFR, Maroc Telecom and Vivendi Games. In 2006, Vivendi had revenues of over €20 billion and a global headcount of 39,000. Listed on the Paris Stock market, Vivendi is a member of the CAC 40. More information about Vivendi is available at www.vivendi.com.

About Vivendi Games

Vivendi Games is a global developer, publisher and distributor of multiplatform interactive entertainment. The company is the leader in the subscription-based massively multi-player online role-playing games (MMORPG) category and is building on its position in the PC, console and handheld games markets.  Vivendi Games has a global presence, a history of franchise success, development teams around the world and a catalog of its own original and licensed material.  Vivendi Games has approximately 4,000 employees and is driven by four creative divisions: Blizzard Entertainment, Sierra Entertainment, Sierra Online and Vivendi Games Mobile.  Irvine, California-

based Blizzard, creator of the Warcraft, StarCraft and Diablo games series, is by far the largest of the four entities with approximately 2,300 employees.

About Blizzard Entertainment, Inc.

Best known for blockbuster hits including World of Warcraft and the Warcraft, StarCraft, and Diablo series, Blizzard Entertainment, Inc. (www.blizzard.com), a division of Vivendi Games, is a premier developer and publisher of entertainment software renowned for creating some of the industry’s most critically acclaimed games. Blizzard Entertainment’s track record includes ten #1-selling games and multiple Game of the Year awards. The company’s online-gaming service, Battle.net®, is one of the largest in the world, with millions of active users.

About Activision, Inc.

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $1.5 billion for the fiscal year ended March 31, 2007. Activision has more than 2,000 employees worldwide.

Activision maintains operations in the United States, Canada, the United Kingdom, France, Germany, Ireland, Italy, Scandinavia, Spain, the Netherlands, Australia, Japan and South Korea. More information about Activision and its products can be found on the company’s World Wide Web site, which is located at www.activision.com.

Calculation of Certain Estimates

All financial information relating to Activision, Vivendi Games and Blizzard Entertainment included in this press release, including pro forma estimates for calendar year 2007, and projections for future periods, represent the companies’ respective estimates and projections and were not prepared in accordance with U.S. Generally Accepted Accounting Principles. These estimates exclude the impact of expenses related to equity-based compensation and related tax benefits, potential one-time restructuring charges of up to $100 million that may be incurred in connection with the transaction, and the potential impact from non-cash intangible amortization resulting from purchase price accounting. In addition, these estimates assume continued net revenue growth as well as expense reductions and other synergies that may or may not be realized. Estimates for future periods are subject to significant inherent uncertainties, which increase with periods farther into the future. Actual results may differ materially and are subject to risks, including the risks described in the Cautionary Note below. To the extent that the estimates for calendar year 2007 are based on the historical performance of Activision and Vivendi Games through September 30, 2007, not all such historical information has been audited, the accounting policies of the companies may differ, and the two companies have different fiscal years. The financial information for Blizzard Entertainment contained in this press release is presented on a stand-alone basis and does not reflect the results of operations of other Vivendi Games divisions.

Cautionary Note Regarding Forward-looking Statements

Information in this press release that involves expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. In this release they are identified by references to dates after the date of this release and words such as “outlook,” “will,” “will be,” “remains,” “to be,” “plans,” “believes”, “may”, “expects,” “intends,” “should,” “continue,” and similar expressions. Factors that could cause actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, the timing and successful completion of the transactions described in this release (including the timing and receipt of stockholder and regulatory approvals and the satisfaction of other closing conditions), the combined companies’ success in executing planned strategies and achieving assumed synergies and cost savings, sales of each company’s  titles, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, the ability of Activision Blizzard to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of the company’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, customers, vendors and third-party developers, international economic and political conditions, integration of recent acquisitions and identification of suitable future acquisition opportunities, and foreign exchange rate changes. Other such factors include, without limitation, the additional risks identified in Activision’s most recent annual report on Form 10-K and in the documents Vivendi has filed with the Autorité des Marchés Financiers (French securities regulator) and which are also available in English on Vivendi’s website (www.vivendi.com). Investors and security holders may obtain a free copy of documents filed by Vivendi with the Autorité des Marchés Financiers at www.amf-france.org, or directly from Vivendi.

The forward-looking statements in this release are based upon information available to Activision and Vivendi as of the date of this release, and neither Activision nor Vivendi assumes any obligation to update any such forward-looking statements. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies’ control and may cause actual results to differ materially from current expectations.

Important Additional Information will be filed with the SEC

This communication is being made in respect of the proposed business combination involving Activision, Vivendi and Vivendi Games. In connection with the proposed transactions, Activision plans to file with the SEC a Registration Statement on Form S-4 containing a Proxy Statement as well as other documents regarding the proposed transactions. The definitive Proxy Statement will be mailed to stockholders of Activision. INVESTORS AND SECURITY HOLDERS OF ACTIVISION ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement (when available) and other documents filed with the SEC by Activision through the website maintained by the SEC at http://www.sec.gov. Free copies of the Registration Statement and the Proxy Statement (when available) and other documents filed with the SEC can also be obtained by directing a request to Activision’s Investor Relations.

Activision and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Activision’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended March 31, 2007, which was filed with the SEC on June 14, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on July 30, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY

SHARES OF ACTIVISION’S COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT ACTIVISION INTENDS TO FILE WITH THE SEC. ONCE FILED, ACTIVISION STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, ACTIVISION STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE OFFER FREE OF CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV, OR FROM THE INFORMATION AGENT NAMED IN THE TENDER OFFER MATERIALS.

Contacts

For further information, please contact:

Vivendi Investor Relations:	Activision Investor Relations:
Daniel Scolan	Kristin Southey
Phone: +33 (1) 71 71 1470	Phone: (310) 255-2635
Mobile: +33 (6) 12 38 7762

Laurence Daniel
Phone: +33 (1) 71 71 1233

Agnès de Leersnyder
Phone: +33 (1) 71 71 1470

Vivendi Investor Relations (US):
Eileen McLaughlin
Phone: (212) 572 -8961

Vivendi Media:	Activision Media (Europe):
Antoine Lefort	Finsbury Limited
Phone: +33 (1) 71 71 1180	Don Hunter
Mobile: +33 (6) 11 72 7695	Phone: +44 20 7251 3801

Agnès Vétillart
Phone: +33 (1) 71 71 3082

Alain Delrieu
Phone: +33 (1) 71 71 1086

Vivendi Media (US):	Activision Media:
Flavie Lemarchand-Wood	Maryanne Lataif
Phone: (212) 572-1118	Phone: (310) 255-2704
Mobile: (646) 752-7550	Mobile: (310) 990 5870

Sard Verbinnen & Co
Paul Kranhold/Stephanie Pillersdorf/Renée Soto
Phone: (212) 687-8080